CREATIVE APP SOLUTIONS, INC.

WRITTEN CONSENT TO ACTION WITHOUT MEETING OF THE BOARD OF DIRECTORS

OF

CREATIVE APP SOLUTIONS, INC.

A Nevada Corporation Dated: August 8, 2013

The undersigned, being all the Directors of CREATIVE APP SOLUTIONS, INC., a Nevada Corporation, hereby execute this written consent to action, as provided by Section 78.315 of the Nevada Revised Statutes and in lieu of a formal meeting. The undersigned hereby waive, pursuant to Section 78.375 of the Nevada Revised Statutes and Article III, Section 14' of the By laws, all requirements of notice, including notice of purpose, whether contained in the Nevada Constitution, Nevada Revised Statutes or the By-laws of this Corporation, and do hereby adopt the following resolutions:

Appointment of Darin Pastor as a Director

RESOLVED, that the Board of Directors has unanimously appointed Mr. Darin Pastor to serve as a Director of the Corporation; and be it

AUTHORIZATION OF CORPORATE ACTION

RESOLVED THAT each officer of the Corporation is hereby authorized and directed to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute and deliver, or cause to be made, executed and delivered, all such agreements, undertakings, documents, instruments or certificates in the name and on behalf of the Corporation or otherwise as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions and any of the transactions contemplated thereby.

All actions heretofore taken by any director or officer of the Corporation in connection with any matter referred to in the foregoing resolutions are hereby approved, ratified and confirmed in all respects.

The secretary and any assistant secretary of the Corporation or any other officer of the Corporation, is hereby authorized to certify and deliver, to any person to whom such certification and delivery may be deemed necessary or appropriate in the opinion of such officer, a true copy of the foregoing resolutions.

Creative App Solutions, Inc. -Appointment of Pastor August 8, 2013

Creative App Solutions, Inc. -Appointment of Pastor	August 8, 2013

APPROVAL

Dated: August 8, 2013

_________________________

Ryan Faught, Director

IN WITNESS WHEREOF:_________________________

Matthew Lane, Secretary

Creative App Solutions, Inc. -Appointment of Pastor	August 8, 2013